EXHIBIT 1
                    Articles Of Incorporation
                               Of
                       Sporlox Corporation

Know all men by these present that the undersigned have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010 to Nevada Revised Statues 78.090 inclusive as amended and state and certify that the articles of incorporation are as follows:

     First:         Name

     The name of the corporation is Sporlox Corporation, (The
     "Corporation").

     Second:   (a) Registered Office and Resident Agent.

(b) The name and address of the corporation's Registered Office and Resident Agent in the State of Nevada is Incorp. Services, Inc., at 1600 East Desert Inn Rd. # 102, 89109 in the city of Las Vegas, County of Clark, until such time as another agent is-duly authorized and appointed by the corporation.

     Third:         Purpose and Business

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Nevada Revised Statutes of the State of Nevada, including, but not limited to the following:

     (a) The Corporation may at any time exercise such rights, privileges, and powers, when not inconsistent with the purposes and object for which this corporation is organized;

     (b) The Corporation shall have power to have succession by its corporate name in perpetuity, or until.
         dissolved and its affairs wound up according to law,

     (c) The Corporation shall have power to sue and be sued in any court of law or equity;

     (d) The Corporation shall have power to make contracts;

     (e) The Corporation shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country;

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     (f) The corporation shall have power to appoint such
         officers and agents as the affairs of the Corporation shall requite and allow them suitable compensation;

     (g) The Corporation shall have power to make bylaws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business and the calling and holding of meetings of stockholders;

     (h) The Corporation shall have the power to wind up and dissolve itself, or be wound up or dissolved;

     (i) The Corporation shall have the power to adopt and use a common seal or stamp, or to not use such seal or stamp and if one is used, to alter the same. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document;

     (j) The Corporation Shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for another lawful object;

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     (k) The Corporation shall have the power to guarantee,
         purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidence in indebtedness created by any other corporation or corporations in the State of Nevada, or any other state or government and, while the owner of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any;

     (i) The Corporation shall have the power to purchase, hold, sell and transfer shares of its own capital stock and use therefor its capital, capital surplus, surplus or other property or fund;

     (m) The Corporation shall have to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Nevada and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and in any foreign country;

     (n) The Corporation shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its articles of incorporation, or any amendments thereof, or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation, whether or not such business is similar in nature to the purposes set forth in the articles of incorporation of the Corporation, or any amendment thereof,

     (o) The Corporation shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes;

     (p) The Corporation shall have the power to enter partnerships, general or limited, or joint ventures, in connection with any lawful activities.

        Forth:         Capital Stock

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1. Classes and Number of Shares. The total number of shares of all classes of stock, which the corporation shall have authority to issue is Sixty-Million (60,000,000), consisting of Fifty-Million (50,000,000) shares of Common Stock, par value of $0.001 per share (The "Common Stock") and Ten-Million (10,000,000) shares of Preferred Stock, which have a par value of $0.001 per share (the "Preferred Stock").

2. Powers and Rights of Common Stock

      (a) Preemptive Right. No shareholders of the Corporation holding common stock shall have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation;

      (b) Voting Rights and Powers. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his/her name;

      (c) Dividends and Distributions

            (i) Cash Dividends. Subject to the rights of
                holders of Preferred Stock, holders of
                Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board of Directors from time to time out of assets of funds of the Corporation legally available therefor;.

           (ii) Other Dividends and Distributions. The
                Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock;

          (iii) Other Rights. Except as otherwise
                required by the Nevada Revised Statutes and as may otherwise be provided in these Articles of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation;

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3. Preferred Stock The powers, preferences, rights,
   qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board of Directors in its sole discretion, authority to do so being hereby expressly vested in such board.

4. Issuance of the Common Stock and the Preferred Stock. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board of Directors, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred stock (collectively "securities.") The securities must be issued for such consideration, including cash, property, or services, as the Board or Directors may deem appropriate, subject to the requirement that the value of such consideration, be no less than the par value if the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less that the par value of the shares so issued. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock divided or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.

5. Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

     Fifth:         Adoption of Bylaws.

     In the furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, after or amend in any respect the Bylaws of the Corporation (the "Bylaws").

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     Sixth:         Shareholder Amendment of Bylaws.

     Notwithstanding Article Fifth hereof, the bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than Fifty percent (50%) of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

     Seventh:  Board of Directors

     The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 4 or Article Forth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, the exact number of directors of the Corporation shall be determined from time to time by a bylaw or amendment thereto, providing that the number of directors shall not be reduced to less that two (2). The directors holding office at the time of the filing of these Articles of Incorporation shall continue as directors until the next annual meeting and/or until their successors are duly chosen.

     Eighth:   Term of Board of Directors.

     Except as otherwise required by applicable law, each director shall serve for a term ending on the date of the third
Annual Meeting of Stockholders of the Corporation (the "Annual
Meeting") following the Annual Meeting at which such director was elected. All directors shall have equal standing.

     Notwithstanding the foregoing provisions of this Article Eighth each director shall serve until their successor is elected and qualified or until their death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director, and additional directors, elected pursuant to Section 4 or Article Forth hereof in connection with rights to elect such additional directors under specified circumstances, which may be granted to the holders- of any class or series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms, and pursuant to such other provisions as are specified in the resolution of the Board or Directors establishing such class or series

     Ninth:         Vacancies on Board of Directors

     Except as may otherwise be provided pursuant to Section 4 of Article Forth hereof in connection with rights to elect additional directors under

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specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal, or other causes, shall be filled solely by the quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

     Tenth:         Removal of Directors

     Except as may otherwise be provided pursuant to Section 4 or Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of not less than Fifty percent (50%) of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director, provided, however, that where such removal is approved by a majority of the Directors, the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director shall be required for approval of such removal. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

     Eleventh:      Stockholder Action

     Any action required or permitted to be taken by the stockholders of the Corporation must be effective at a duly called Annual Meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the Directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of Voting Stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law these Articles have been satisfied.

     Twelfth:  Special Stockholder Meeting

     Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors or by

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the Chairman of the Board or the President. Special meeting may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

     Thirteenth:    Location of Stockholder Meetings.

     Meetings of stockholders of the Corporation may be held within or without the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of the Nevada Revised Statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

     Fourteenth:    Private Property of Stockholders.

     The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever and the stockholders shall not be personally liable for the payment of the corporation's debts.

     Fifteenth:     Stockholder Appraisal Rights in Business
                    Combinations.

     To the maximum extent permissible under the Nevada Revised Statutes of the State of Nevada, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, with respect to any business Combination involving the Corporation and any stockholder (or any affiliate or associate of any stockholder), which required the affirmative vote of the Corporation's stockholders.

     Sixteenth:     Other Amendments.

     The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by applicable law and all rights conferred on stockholders herein granted subject to this reservation.

     Seventeenth:   Term of Existence.

     The Corporation is to have perpetual existence.

     Eighteenth:    Liability of Directors.

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     No director of this Corporation shall have personal
liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer. The foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

     Nineteenth:    Name and Address of first Directors and
                    Incorporators.

     The name and address of the incorporators of the Corporation and the first Directors of the Board of Directors of the Corporation which shall be three (3) in number is as follows:

      DIRECTOR #1              DIRECTOR #2           DIRECTOR #3
      -----------              -----------           -----------

Charles F. Richards, Jr.   John Michael Eckert      Lidiya Balfe
   1903 Orange Blvd.         7910 Bermuda Rd.    5581 Shuttle Court
     Pal Harbor, FL           Las Vegas, NV         Las Vegas, NV
         34683                    89123                 89103


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     I, Charles F Richards, Jr., being the first director and
Incorporator herein before named, for the purpose of forming a corporation pursuant to the Nevada Revised Statutes of the State of Nevada, do make these Articles, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 6th day of April 1998.



                                        By: /s/ Charles F. Richards, Jr.
                                            Charles F. Richards, Jr.

                          Verification

State Of Nevada
                  SS
County Of Clark

     On this 6th day of April 1998, before me, the undersigned, a Notary Public in and for said State, personally appeared Charles
F. Richards, Jr. personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who subscribed his name to the Articles of Incorporation and acknowledged to me that he executed the same freely and voluntarily and for the use and purposes therein mentioned.



                                        By: /s/ Nina S. Delise

                                          Notary Public in and
                                          for said County and State

NINA S. DEUSE
Notary Public, State of Nevada
Appointment No. 98-0712-1
My Appt. Expires Jan, 17, 2002

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     I, John Michael Eckert, being the second director and
Incorporator herein before named, for the purpose of forming a corporation pursuant to the Nevada Revised Statutes of the State of Nevada, do make these Articles, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 6th day of April 1998.

                                        By: /s/ John Michael Eckert
                                            John Michael Eckert

                          Verification

State Of Nevada
                  SS
County Of Clark

     On this 6th day of April 1998, before me, the undersigned, a Notary Public in and for said State, personally appeared John Michael Eckert personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who subscribed his name to the Articles of Incorporation and acknowledged to me that he executed the same freely and voluntarily and for the use and purposes therein mentioned.


                                        By: /s/ Bridget E. Richards

                                          Notary Public in and
                                          for said County and State

Notary Public, State of Nevada
Country of Clark
BRIDGET E. RICHARDS
No: 96-4099-1
My Appointment Expires Sept. 5, 2000


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     I, Lidiya Balfe, being the third director and Incorporator herein before named, for the purpose of forming a corporation pursuant to the Nevada Revised Statutes of the State of Nevada, do make these Articles, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 6th day of April 1998.

                                        By: /s/ Lidiya Balfe
                                            Lidiya Balfe


                          Verification

On this 6th day of April 1998, before me, the undersigned, a Notary Public in and for said State, personally appeared Lidiya Balfe personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who subscribed her name to the Articles of Incorporation and acknowledged to me that she executed the same freely and voluntarily and for the use and purposes therein mentioned.



                                        By: /s/ Bridget E. Richards

                                          Notary Public in and for said
                                          County and State

Notary Public, State of Nevada
Country of Clark
BRIDGET E. RICHARDS
No: 96-4099-1
My Appointment Expires Sept. 5, 2000


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                         STATE OF NEVADA
                       SECRETARY OF STATE

            CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                        BY RESIDENT AGENT

IN THE MATTER OF Sporlox Corporation, a Nevada corporation, Incorp. Services, Inc., with the address at 1600 East Desert Inn Rd. # 102, County Of Clark, State of Nevada, hereby accepts the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of April 1998.


/s/ Shawn F. Hackman
Incorp. Services, Inc. or
Authorized Signatory

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